ENTREMED STOCKHOLDERS APPROVE NAME CHANGE TO

CASI PHARMACEUTICALS

Common stock to begin trading under “CASI” on June 16, 2014

ROCKVILLE, Md. (June 13, 2014) – EntreMed, Inc. (Nasdaq: ENMD), a clinical-stage biopharmaceutical company developing therapeutics for the treatment of cancer and other diseases, announced today that at its annual meeting of stockholders held on June 12, 2014, stockholders voted in favor of changing the company’s corporate name to CASI Pharmaceuticals, Inc. The name change will occur on June 16, 2014 with the Company’s common stock trading on NASDAQ under the new symbol “CASI” and the rollout of a new website www.casipharmaceuticals.com.

“Changing our name is an important milestone as it represents another step toward completing our company’s transformation,” said Ken K. Ren, Ph.D., EntreMed’s chief executive officer. “Our operations and strategic focus have evolved and today have little resemblance to our legacy years. Our name change is another step towards our mission to build a new and leading biopharmaceutical company targeting global markets with a focus on China.”

About ENMD-2076

ENMD-2076 is an orally-active, Aurora A/angiogenic kinase inhibitor with a unique kinase selectivity profile and multiple mechanisms of action. ENMD-2076 has been shown to inhibit a distinct profile of angiogenic tyrosine kinase targets in addition to the Aurora A kinase. Aurora kinases are key regulators of mitosis (cell division), and are often over-expressed in human cancers. ENMD-2076 also targets the VEGFR, Flt-3 and FGFR3 kinases, which have been shown to play important roles in the pathology of several cancers. ENMD-2076 has shown promising activity in Phase I clinical trials in solid tumor cancers including ovarian, breast, liver, renal and sarcoma, as well as in leukemia and multiple myeloma. EntreMed is completing a Phase II trial of ENMD-2076 in ovarian cancer. In addition, EntreMed is conducting a dual-institutional Phase II study of ENMD-2076 in triple-negative breast cancer, a Phase II study in advanced/metastatic soft tissue sarcoma and a Phase II study in advanced ovarian clear cell carcinomas. ENMD-2076 has received orphan drug designation from the U.S. FDA for the treatment of ovarian cancer, multiple myeloma and acute myeloid leukemia.

EntreMed, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 / Fax 301.315.2437

About EntreMed

EntreMed is a clinical-stage pharmaceutical company employing a drug-development strategy that leverages resources in both North America and in China to develop therapeutics for the treatment of cancer and other diseases. Its lead compound is ENMD-2076, a selective angiogenic kinase inhibitor that has completed several Phase I studies in solid tumors, multiple myeloma and leukemia, and is completing a multicenter Phase II study in ovarian cancer. EntreMed is conducting a Phase II study of ENMD-2076 in triple-negative breast cancer, a Phase II study of ENMD-2076 in advanced/metastatic soft tissue sarcoma and a Phase II study of ENMD-2076 in advanced ovarian clear cell carcinomas. The Company is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D center in Beijing, China. Additional information about EntreMed is available on the Company’s website at www.entremed.com and in various filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed.

Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidate or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

COMPANY CONTACT:

EntreMed, Inc.

240.864.2643

investorrelations@entremed.com

INVESTOR CONTACT:

LHA

Kim Sutton Golodetz

212.838.3777

kgolodetz@lhai.com

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